SETTLEMENT AND GENERAL RELEASE AGREEMENT

THIS SEVERANCE AGREEMENT AND GENERAL RELEASE ("the Agreement") is made and entered into by and between Patricia Bearden (hereinafter Employee") and First Farmers & Merchants Bank (hereinafter "the Company') with respect to the end of Employee's employment with the Company.

Section 1 — Benefits

(a)     In General: The Company promises that Employee will receive the benefits set forth in this Section after Employee executes and returns this Agreement to the Company and does not revoke the Agreement as set forth in Section 4 herein. Employee acknowledges that the Company is not otherwise required to provide such benefits until such conditions have been met.

(b)     Sufficiency of Consideration: Employee acknowledges and agree that, the benefits to be provided under the terms of the Agreement are. in significant and substantial part, in addition to those benefits to which Employee is otherwise entitled.

(c)     Cash Payment: The Company and Employee agree that upon the expiration of the revocation period set forth in Section 4 herein, then the Company will cause Employee to receive severance pay equal to six (G) months of her current gross salary ($89,000.00), minus any applicable taxes and withholdings. Payment of the monetary amounts described herein will be made after the expiration of the revocation period set forth below and will be made in twelve semi-monthly installments of $7,416.67, less applicable taxes and withholdings, pursuant to the Company's normal payroll practices. Employee agrees that these payments are more than the Company is required to make under its normal policies and procedures and that the sums to be provided under the terms of this Agreement are sufficient consideration for Employee's promises set out herein.

(d)     Accrued Vacation Time: The Company further agrees to pay Employee for the accrued vacation and paid time off benefits that Employee has earned but not used as of the Separation Date. Such benefits shall be paid at Employee's current pay rate, less applicable taxes and withholdings.

(e)     Benefits: After the Separation Date Employee shall not participate in the Company's deferred profit-sharing plan, or any other benefit or stock plan sponsored by the Company, except as the terms of the deferred profit-sharing plan allow for qualified retirees. Employee shall, however, be entitled to any funds accrued in the plans prior to the Separation Date (less any outstanding principal loan balance. where applicable), to the extent and in accordance with the terms of the plans. Additionally, Employee will retain individual health and dental coverage through the company's health and dental plan for a period of six (6) months from the date of termination of employment at the employee rate.

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Section 2 — Complete Release

(a)    In General: In exchange for the Company's promises contained in this Agreement, Employee, on behalf of herself and all her heirs, successors, and assigns, agrees to irrevocably and unconditionally release any and all Claims she may now have against the Company and other parties as set forth in this Section 2.

(b)    Released Parties: The Released Parties are the Company, all related companies, partnerships, subsidiaries, including but not limited to First Farmers and Merchant Bank, their parents, or joint ventures, and, with respect to each of them, their predecessors and successors; and, with respect to each such entity, all of its past and present employees, officers, directors, stockholders, owners, representatives, assigns, attorneys, agents, insurers, employee benefit programs (and the trustees, administrators, fiduciaries, and insurers of such programs), and any other persons acting by, through, under or in concert with any of the persons or entities listed in this subsection.

(c)     Claims Released: Employee understands and agrees that she is releasing all known and unknown claims, promises, causes of action, or similar rights of any type (the "Claims") that she may have against any Released Party, except that she is not releasing any claim that relates to: (i) her right to enforce this Agreement; (ii) her right, if any, to claim government-provided unemployment benefits; (iii) her right to claim any workers' compensation benefits; or (iv) any rights or claims which may arise or accrue after she signs this Agreement. Employee further understands that the Claims she is releasing may arise under many different laws (including statutes, regulations, other administrative guidance, and common law doctrines), including, but by no means limited to the Family and Medical Leave Act of 1993; the Age Discrimination in Employment Act; the Older Workers Benefit Protection Act; Title VII of the Civil Rights Act of 1964; and any other federal, state, or local laws relating to employment; and any other federal, state, or local tort or contract claim.

(d)     Unknown Claims: Employee understands that she is releasing Claims that she may not know about. That is Employee's knowing and voluntary intent, even though she recognizes that someday she might learn that some or all of i he facts she currently believes to be true are untrue and even though she might then regret having signed this Agreement. Nevertheless, Employee is assuming that risk and she agrees that this Agreement shall remain effective in all respects in any such case. Employee expressly waives all rights she might have under any law that is intended to protect her from waiving unknown claims. Employee understands the significance of doing so.

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(c)      Knowing and Voluntary: The Company and Employee both represent and agree that they have thoroughly considered all aspects of this Agreement, that they have had the opportunity to discuss this matter with an attorney of their choice, that they have read carefully and understand fully all of the provisions of this Agreement and that they are entering into this Agreement voluntarily. Employee further understands that the Company is relying on this and all other representations that Employee has made herein.

Section 3 — Promises

(a)     Pursuit of Released Claims: Employee has not filed or caused to be filed any lawsuit, complaint, or charge with respect to any Claim this Agreement purports to waive, and Employee promises never to file or prosecute a lawsuit or complaint based on such Claims. Employee promises never to seek any damages, remedies, or other relief for herself personally (any right to which she hereby waives) by filing or prosecuting a charge with any administrative agency with respect to any such Claim. Employee promises to request any government agency or other body assuming jurisdiction of any such lawsuit, complaint, or charge to withdraw from the matter or dismiss the matter with prejudice. Employee further agrees that she will not rely on any events, acts, statements, or omissions that occurred prior to execution of this Agreement to support any present or future claims against the Company.

(b)     Ownership of Claims: Employee has not assigned or transferred any Claim she is releasing, nor has she purported to do so.

(c)     Non-admission of Liability: Employee agrees that this Agreement is not an admission of guilt or wrongdoing by any Released Party and Employee acknowledges that the Released Parties deny that they have engaged in wrongdoing of any kind or nature.

Section 4 - Review and Revocation

Employee acknowledges and understands that she has twenty-one (21) days to review and consider this Agreement before signing it. No discussions about, or changes to, this Agreement will restart the running of said twenty-one day period. Employee understands that she may use as much of this twenty-one (21) day period as she wishes prior to signing and that Employee may revoke this Agreement within seven (7) days of signing it. Revocation can be made by delivering a written notice of revocation to Barry White, First Farmers and Merchants Bank, 816 S. Garden Street, P.O. Box 1148. Columbia, Tennessee 38402. For this revocation to be effective, written notice must be received no later than the close of" business on the seventh day after Employee signs this Agreement. If Employee revokes this Agreement, it shall not be effective or enforceable and Employee will not receive the benefits described herein nor shall Employee or the Company be bound by any representations, releases or agreements made herein.

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Section 5- Miscellaneous

(a)     Entire Agreement: This is the entire agreement between the Company and Employee. This Agreement may not be modified or canceled in any manner except by a writing signed by both an authorized Company official and me. Employee acknowledges that the Company has made no representations or promises to Employee, other than those in this Agreement.

(b)     If any provision in this Agreement is found to be unenforceable, all other provisions will remain fully enforceable.

(c)     Successors: This Agreement binds Employee's heirs, administrators, representatives, executors, successors, and assigns, and will inure to the benefit of all Released Parties and their respective heirs, administrators, representatives, executors, successors, and assigns.

(d)     Interpretation: This Agreement shall be construed as a whole according to its fair meaning. It shall not be construed strictly for or against any Released Party or Employee. Unless the context indicates otherwise, the singular or plural number shall be deemed to include the other. Captions are intended solely for convenience of reference and shall not be used in the interpretation of this Agreement. This Agreement shall be governed by the laws of the State of Tennessee.

TAKE THIS AGREEMENT HOME, READ IT, AND CAREFULLY CONSIDER ALL OF ITS PROVISIONS BEFORE SIGNING IT: IT INCLUDES A RELEASE OF KNOWN AND UNKNOWN CLAIMS IF YOU WISH, YOU SHOULD CONSULT YOUR ATTORNEY

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